UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2009

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Entry into a Material Definitive Agreement, Creation of a Direct Financial Obligation

Item 1.01	Entry into Material Definitive Agreement.

Convertible Notes Offering

On October 7, 2009, AirTran Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Convertible Notes Underwriting Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) as representative of the underwriters (the “Convertible Notes Underwriters”) relating to the sale by the Company of $115 million aggregate principal amount of its 5.25% Convertible Senior Notes due 2016 (the “Notes”). The offering included the initial offer of $100 million aggregate principal amount of the Notes and the exercise, by the Convertible Notes Underwriters, pursuant to the Convertible Notes Underwriting Agreement of an option to purchase an additional $15 million aggregate principal amount of the Notes to cover over-allotments.

The sale of the $115 million aggregate principal amount of the Notes was completed on October 14, 2009. The sale of the Notes was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-160432), as supplemented by a prospectus supplement dated October 8, 2009.

The Notes were issued under a Senior Indenture for the issuance of Senior Debt Securities (the “Base Indenture”) and a First Supplemental Indenture (the “Supplemental Indenture”), specifically with respect to the Notes which incorporates the terms of the Base Indenture unless otherwise excluded or superseded (the Base Indenture and the Supplemental Indenture collectively constitute the “Indenture”). The Indenture was entered into and dated as of October 14, 2009, between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes are senior unsecured debt obligations of the Company. There is no sinking fund for the Notes. The Notes mature on November 1, 2016, and bear interest at a rate of 5.25% per annum. Interest on the Notes is payable semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2010.

Subject to certain exceptions set forth in the Supplemental Indenture, the Notes are subject to repurchase for cash at the option of the holders of all or any portion of the Notes upon a fundamental change (as defined), at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any. A fundamental change generally will occur upon certain changes in the ownership of the Company, as further described in the Supplemental Indenture.

Holders may convert their Notes, at their option, any time prior to the close of business on the business day immediately preceding November 1, 2016. The Notes are convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to the Company’s right and obligation to deliver cash in lieu of fractional shares. The Notes are convertible at an initial conversion rate of 164.0420 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the manner set forth in the Supplemental Indenture.

The Indenture contains customary reporting requirements and also contains obligations arising in the event of mergers and asset sales. The Supplemental Indenture also provides that upon certain events of default, including without limitation, failure to pay principal or interest, failure to deliver a notice of fundamental change and failure to issue Common Stock following presentation for conversion, either the trustee or the holders of 25% in aggregate principal amount of the Notes may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company or its significant subsidiaries, the principal amount of the Notes and accrued interest automatically becomes due and payable.

The foregoing descriptions of the Convertible Notes Underwriting Agreement, the Base Indenture, the Supplemental Indenture, and the Notes are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively, and are incorporated herein by reference.

Common Stock Offering

Concurrently with the offering of the Notes, on October 7, 2009, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Morgan Stanley as representative of the underwriters (collectively, the “Equity Underwriters”), relating to the sale by the Company of 11,318,898 shares of its common stock to the public in a fixed price offering at $5.08 per share

(the “Common Stock Offering”). The Common Stock Offering included the initial offer of 9,842,520 shares and the exercise by the Equity Underwriters, pursuant to the Equity Underwriting Agreement of an option to purchase an additional 1,476,378 shares to cover over-allotments.

The sale of the 11,318,898 shares was completed on October 14, 2009. The sale of the shares of Common Stock was registered under the Securities Act pursuant to a Registration Statement on Form S-3 (File 333-160432) as supplemented by a prospectus supplement dated October 8, 2009.

The foregoing description of the Equity Underwriting Agreement is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 1.2, and is incorporated herein by reference.

Use of Proceeds

The Company intends to use the net proceeds from the Notes offering and the Common Stock offering for general corporate purposes, which may include additions to working capital, capital expenditures, or the retirement of debt.

Relationships

The Convertible Notes Underwriters, the Equity Underwriters, and their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliates for which services they have received, and may in the future receive, customary fees.

Item 2.03	Creation of Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2009, the Company issued $115 million aggregate principal amount of the Notes in an underwritten public offering, which Notes are governed by the Indenture.

Additional information included in Item 1.01 above regarding the Notes is incorporated by reference into this Item 2.03, and the foregoing description of the Notes is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the form of the Notes attached hereto as Exhibits 4.1, 4.2 and 4.3.

Item 9.01.	Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement for 5.25% Convertible Senior Notes due 2016 dated as of October 7, 2009 by and between AirTran Holdings, Inc. and Morgan Stanley & Co. Incorporated.

1.2 Underwriting Agreement for Common Stock dated as of October 7, 2009 by and between AirTran Holdings, Inc. and Morgan Stanley & Co. Incorporated.

4.1 Base Indenture dated as of October 14, 2009 between AirTran Holdings, Inc. and U.S. Bank National Association.

4.2 First Supplemental Indenture dated as of October 14, 2009 between AirTran Holdings, Inc. and U.S. Bank National Association.

4.3 Form of Global 5.25% Convertible Senior Note due 2016 (included as part of Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: October 14, 2009	/S/ RICHARD P. MAGURNO
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

EX-1.1	Underwriting Agreement for 5.25% Convertible Senior Notes due 2016 dated as of October 7, 2009 by and between AirTran Holdings, Inc. and Morgan Stanley & Co. Incorporated

EX-1.2	Underwriting Agreement for Common Stock dated as of October 7, 2009 by and between AirTran Holdings, Inc. and Morgan Stanley & Co. Incorporated

EX-4.1	Base Indenture dated as of October 14, 2009 between AirTran Holdings, Inc. and U.S. Bank National Association.

EX-4.2	First Supplemental Indenture dated as of October 14, 2009 between AirTran Holdings, Inc. and U.S. Bank, National Association

EX-4.3	Form of Global 5.25% Convertible Senior Note due 2016 (included as part of Exhibit 4.2)

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